Exhibit 99.6

[Subject to Completion of the Transaction Documents and Review Thereof]

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To Each Person Listed on

the Attached Schedule I

Re:	FirstEnergy Ohio PIRB Special Purpose Trust 2013 Pass-Through Trust Certificates (“Trust Certificates”); Opinion Regarding Federal Constitutional Law Matters

Ladies and Gentlemen:

We have acted as counsel to (i) FirstEnergy Ohio PIRB Special Purpose Trust 2013, a Delaware statutory trust (the “Trust”), as the issuer of the Trust Certificates, (ii) CEI Funding LLC, a Delaware limited liability company (“CEI LLC”), OE Funding LLC, a Delaware limited liability company (“OE LLC”) and TE Funding LLC, a Delaware limited liability company (“TE LLC”), as the issuers of the Phase-In-Recovery Bonds referred to below (individually, a “Bond Issuer” and collectively, the “Bond Issuers”) and (iii) The Cleveland Electric Illuminating Company, an Ohio corporation (“CEI”), Ohio Edison Company, an Ohio corporation (“OE”) and The Toledo Edison Company, an Ohio corporation (“TE”), as sponsors, sellers and initial servicers (individually, a “Seller” and collectively, the “Sellers”), in connection with the sale by each Seller to its respective Bond Issuer on the date hereof of such Seller’s respective right, title and interest in, to and under certain phase-in-recovery property (such transferred right, title and interest being herein referred to as the “Phase-In-Recovery Property”), the issuance and sale by each Bond Issuer of its respective bonds (collectively, the “Phase-In-Recovery Bonds”) to the Trust, the issuance by the Trust of the Trust Certificates, and the related transactions referred to and described below.

CEI LLC was formed as a limited liability company under Delaware law, pursuant to a Certificate of Formation, as filed with the Secretary of State of the State of Delaware on October 31, 2012 and a Limited Liability Company Agreement dated March 28, 2013, executed by CEI. CEI, as sole member of CEI LLC, executed an Amended and Restated Limited Liability Company Agreement dated as of [            ], 2013.

OE LLC was formed as a limited liability company under Delaware law, pursuant to a Certificate of Formation, as filed with the Secretary of State of the State of Delaware on October 31, 2012 and a Limited Liability Company Agreement dated March 28, 2013, executed by OE. OE, as sole member of OE LLC, executed an Amended and Restated Limited Liability Company Agreement dated as of [            ], 2013.

TE LLC was formed as a limited liability company under Delaware law, pursuant to a Certificate of Formation, as filed with the Secretary of State of the State of Delaware on October 31, 2012 and a Limited Liability Company Agreement dated March 28, 2013, executed by TE. TE, as sole member of TE LLC, executed an Amended and Restated Limited Liability Company Agreement dated as of [            ], 2013.

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The Trust was formed as a statutory trust under the Delaware Statutory Trust Act (being Chapter 38 of Title 12 of the Delaware Code, 12 Del. C., § 3801 et seq., as the same may be amended from time to time and any successor statute), pursuant to (i) a Certificate of Trust, as filed with the Secretary of State of the State of Delaware on May 7, 2013, (ii) a Declaration of Trust dated May 7, 2013 by and among the Bond Issuers, acting jointly as settlers thereunder, each of the Servicers, collectively, as Administrative Trustees (the “Administrative Trustees”) and U.S. Bank Trust National Association, a national banking association, acting thereunder not in its individual capacity but solely as trustee under the laws of the State of Delaware (the “Delaware Trustee”) and (iii) an Amended and Restated Declaration of Trust, relating to the continuation of the Trust, dated as of [            ], 2013 by and among the Bond Issuers, acting jointly as settlers thereunder, the Administrative Trustees and the Delaware Trustee.

THE TRANSACTION

On the date hereof, CEI has sold its respective Phase-In-Recovery Property to CEI LLC under the Sale Agreement dated as of [            ], 2013 between CEI and CEI LLC and the Bill of Sale dated [            ], 2013 (the “CEI Bill of Sale” and, collectively, the “CEI Sale Agreement”). Under the Servicing Agreement dated as of [            ], 2013 (the “CEI Servicing Agreement”) between CEI, in its capacity as Servicer, and CEI LLC, CEI has agreed to service such Phase-In-Recovery Property of CEI LLC. Under the Administration Agreement dated as of [            ], 2013 (the “CEI Administration Agreement”) between CEI, in its capacity as Administrator, and CEI LLC, CEI has agreed to perform certain administrative services on behalf of CEI LLC. On the date hereof, CEI LLC has issued three tranches of its Phase-In-Recovery Bonds (the “CEI LLC Phase-In-Recovery Bonds”) under an Indenture dated as of [            ], 2013 between CEI LLC and U.S. Bank National Association, a national banking association, as trustee (the “Bond Trustee”) (the “CEI Bond Indenture”) and sold the CEI LLC Phase-In-Recovery Bonds to the Trust pursuant to the Bond Purchase Agreement dated as of [            ], 2013 between CEI LLC and the Trust (the “CEI Bond Purchase Agreement”) in exchange for an allocable portion (based on the aggregate principal amount of CEI LLC Phase-In-Recovery Bonds) of the net proceeds from the sale of the Trust Certificates.

On the date hereof, OE has sold its respective Phase-In-Recovery Property to OE LLC under the Sale Agreement dated as of [            ], 2013 between OE and OE LLC and the Bill of Sale dated [            ], 2013 (the “OE Bill of Sale” and, collectively, the “OE Sale Agreement”). Under the Servicing Agreement dated as of [            ], 2013 (the “OE Servicing Agreement”) between OE, in its capacity as Servicer, and OE LLC, OE has agreed to service such Phase-In-Recovery Property of OE LLC. Under the Administration Agreement dated as of [            ],

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2013 (the “OE Administration Agreement”) between OE, in its capacity as Administrator, and OE LLC, OE has agreed to perform certain administrative services on behalf of OE LLC. On the date hereof, OE LLC has issued three tranches of its Phase-In-Recovery Bonds (the “OE LLC Phase-In-Recovery Bonds”) under an Indenture dated as of [            ], 2013 between OE LLC and the Bond Trustee (the “OE Bond Indenture”) and sold the OE LLC Phase-In-Recovery Bonds to the Trust pursuant to the Bond Purchase Agreement dated as of [            ], 2013 between OE LLC and the Trust (the “OE Bond Purchase Agreement”) in exchange for an allocable portion (based on the aggregate principal amount of OE LLC Phase-In-Recovery Bonds) of the net proceeds from the sale of the Trust Certificates.

On the date hereof, TE has sold its respective Phase-In-Recovery Property to TE LLC under the Sale Agreement dated as of [            ], 2013 between TE and TE LLC and the Bill of Sale dated [            ], 2013 (the “TE Bill of Sale” and, collectively, the “TE Sale Agreement”). Under the Servicing Agreement dated as of [            ], 2013 (the “TE Servicing Agreement”) between TE, in its capacity as Servicer, and TE LLC, TE has agreed to service such Phase-In-Recovery Property of TE LLC. Under the Administration Agreement dated as of [            ], 2013 (the “TE Administration Agreement”) between TE, in its capacity as Administrator, and TE LLC, TE has agreed to perform certain administrative services on behalf of TE LLC. On the date hereof, TE LLC has issued three tranches of its Phase-In-Recovery Bonds (the “TE LLC Phase-In-Recovery Bonds”) under an Indenture dated as of [            ], 2013 between TE LLC and the Bond Trustee (the “TE Bond Indenture”) and sold the TE LLC Phase-In-Recovery Bonds to the Trust pursuant to the Bond Purchase Agreement dated as of [            ], 2013 between TE LLC and the Trust (the “TE Bond Purchase Agreement”) in exchange for an allocable portion (based on the aggregate principal amount of TE LLC Phase-In-Recovery Bonds) of the net proceeds from the sale of the Trust Certificates.

On the date hereof, the Trust has issued the Trust Certificates under a Certificate Indenture (the “Certificate Indenture”) dated as of [            ], 2013 between the Trust and U.S. Bank Trust National Association, a national banking association, as trustee (the “Certificate Trustee”). Each tranche of Trust Certificates represents fractional undivided beneficial interests in the corresponding classes of Phase-In-Recovery Bonds of each of the Bond Issuers.

Pursuant to the Underwriting Agreement dated [            ], 2013 (the “Underwriting Agreement”) among the Trust, the Sellers, the Bond Issuers and the Underwriters named in Schedule I thereto, such Underwriters have agreed to underwrite the Trust Certificates on behalf of the Trust.

As used herein, “Transaction Documents” means, collectively, the CEI Sale Agreement, the CEI Servicing Agreement, the CEI Administration Agreement, the CEI LLC Phase-In-Recovery Bonds, the CEI Bond Indenture, the OE Sale Agreement, the OE Servicing

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Agreement, the OE Administration Agreement, the OE LLC Phase-In-Recovery Bonds, the OE Bond Indenture, TE Sale Agreement, the TE Servicing Agreement, the TE Administration Agreement, the TE LLC Phase-In-Recovery Bonds, the TE Bond Indenture, the Trust Certificates, the Certificate Indenture, the Fee and Indemnity Agreement, the Cross-Indemnity Agreement and the Underwriting Agreement, and “Transaction” means the transactions contemplated by the Transaction Documents. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Transaction Documents.

PLEDGE AND AGREEMENT BY THE STATE OF OHIO

The Phase-In-Recovery Bonds will be secured by a security interest in such Bond Issuer’s Phase-In-Recovery Property, together with certain other property of that Bond Issuer. Generally, Phase-In-Recovery Property is a property right created under the Ohio Revised Code, Sections 4928.23 – 4928.2318 (the “Statute”), pursuant to a financing order issued by the Public Utilities Commission of Ohio (the “PUCO”) on October 10, 2012 (as amended by an entry on rehearing issued on December 19, 2012 and an entry nunc pro tunc issued on January 9, 2013, the “Financing Order”) that, among other things, authorizes the creation and transfer of certain Phase-In-Recovery Property of the respective Sellers, which represents the irrevocable right of each Seller, or its assignee, to impose, charge, collect and receive certain non-bypassable Phase-In-Recovery charges (as adjusted from time to time, the “Phase-In-Recovery Charges”) from each retail customer of such Seller within its service territory.

The Statute contains the following undertaking (the “Ohio Pledge”) from the State of Ohio:

The state pledges to and agrees with the bondholders, any assignee, and any financing parties under a final financing order that the state will not take or permit any action that impairs the value of phase-in-recovery property under the final financing order or revises the phase-in costs for which recovery is authorized under the final financing order or, except as allowed under section 4928.238 of the Revised Code, reduce, alter, or impair phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest, and redemption premium in respect of phase-in-recovery bonds, all financing costs, and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

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Ohio Rev. Code § 4928.2315(A).1 Section 4928.2315(B) permits any issuer of phase-in recovery bonds “to include the [Ohio] pledge … in the phase-in-recovery bonds, ancillary agreements, and documentation related to the issuance and marketing of the phase-in-recovery bonds.” Id. § 4928.2315(B).

OPINION REQUESTED

You have requested our opinion regarding:

(i) whether, absent a demonstration by the State of Ohio than an impairment is necessary to further a significant and legitimate public purpose, a reviewing court would conclude that the Ohio Pledge provides a basis upon which the bondholders (or Bond Trustee on their behalf), and the certificateholders (or Certificate Trustee on their behalf), could challenge successfully, under the Contract Clause of the United States Constitution, the constitutionality of any law subsequently enacted by the State, whether by legislation or by voter initiative, to reduce, alter or impair the value of the Phase-In-Recovery Property so as to cause an impairment prior to the time that the Phase-In-Recovery Bonds are fully paid and discharged; and

(ii) whether, under the Takings Clause of the United States Constitution, a reviewing court would hold that the State of Ohio would be required to pay just compensation to the bondholders or certificateholders if the State of Ohio’s repeal or amendment of the Statute or taking of any other action in contravention of the Ohio Pledge, whether by legislation or by voter initiative, constituted a permanent appropriation of a substantial property interest of the bondholders in the Phase-In-Recovery Property or deprived the bondholders or certificateholders of their reasonable expectations arising from their investments in the Phase-In-Recovery Bonds and Trust Certificates, respectively.

CONTRACT CLAUSE ANALYSIS

The Contract Clause of the United States Constitution provides that: “No State shall … pass any … Law impairing the Obligation of Contracts.” U.S. Const., Art. I, § 10. Although the Clause “appears literally to proscribe ‘any’ impairment,” the Supreme Court has long recognized

[1]	Section 4928.238(A) of the Ohio Revised Code provides a mechanism that allows utilities to seek adjustments to the Phase-In-Recovery Charges in accordance with an adjustment mechanism approved in advance in a final financing order. The PUC’s review of an adjustment application is limited to “a determination of whether there is any mathematical error in the application[.]” Id. 4928.238(B). The analysis in this letter assumes that any challenged action would not qualify as an adjustment under this section.

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that “‘the prohibition is not an absolute one,’” and not every “technical impairment” will violate the Clause. United States Trust Co. of N.Y. v. New Jersey, 431 U.S. 1, 21 (1977) (quoting Home Building & Loan Ass’n v. Blaisdell, 290 U.S. 398, 428 (1934)). But neither is the Clause’s “limitation on state power … illusory.” Id. at 17. The Clause accordingly plainly “limits the power of the States to modify their own contracts,” id., but “its prohibition must be accommodated to the inherent police power of the State ‘to safeguard the vital interests of its people’” Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 410 (1983) (quoting Home Bldg. & Loan Ass’n v. Blaisdell, 290 U.S. 398, 434 (1934)).

To determine whether a state law unconstitutionally impairs contract obligations, the Supreme Court has directed a two-tiered analysis.

First, the Court inquires “whether the state law has, in fact, operated as a substantial impairment of a contractual relationship.” Energy Reserves Group, 459 U.S. at 411 (quoting Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 (1978)). That inquiry, in turn, has three parts: (a) “whether there is a contractual relationship”; (b) “whether a change in law impairs that contractual relationship”; and (c) “whether the impairment is substantial.” General Motors Corp. v. Romein, 503 U.S. 181, 186 (1992). When a State is a contracting party, there is an additional inquiry, under the “reserved powers” doctrine: whether the state has the “power to create irrevocable contract rights in the first place.” United States Trust, 431 U.S. at 23.

Second, if the state law does substantially impair a binding contractual relationship, the “impairment may be constitutional if it is reasonable and necessary to serve an important public purpose.” United States Trust, 431 U.S. at 25. The “severity of the impairment measures the height of the hurdle the state legislation must clear.” Allied Structural Steel Co., 438 U.S. at 245. “[C]ourts properly defer to legislative judgment as to the necessity and reasonableness of a particular measure” where private contracts are involved, but such deference is “not appropriate” when a State abrogates its own contract obligations. United States Trust, 431 U.S. at 23, 26.

A.	The Existence of a Contractual Relationship

Under existing case law, it appears that the Ohio Pledge creates a contractual relationship cognizable under the Contract Clause. “[A]bsent some clear indication that the legislature intends to bind itself contractually,” there is a presumption that “‘a law is not intended to create private contractual or vested rights.’” National R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 465-466 (1985) (quoting Dodge v. Board of Education, 302 U.S. 74, 79 (1937)). The presumption is “grounded in the elementary proposition that the principal function of a legislature is not to make contracts, but to make laws that establish the policy of the state.” Id. at 466.

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The “party asserting the creation of a contract must overcome this well-founded presumption, by identifying an “adequate expression of an actual intent of the State to bind itself.” National R.R. Passenger Corp., 470 U.S. at 466-467. That analysis starts with the text. Id. at 466 (“[I]t is of first importance to examine the language of the statute.”); see also Indiana ex rel. Anderson v. Brand, 303 U.S. 95, 104 (1938) (“[T]he cardinal inquiry is as to the terms of the statute supposed to create … a contract.”).

The language of the Ohio Pledge in which the State of Ohio “pledges to and agrees” not to impair the value of the phase-in property or bonds appears to provide the necessary expression of intent to bind the State of Ohio. Although not dispositive, a close analogue is United States Trust, in which the Supreme Court held that similar language constituted a contractual obligation for purposes of the Contract Clause. In that case, New York and New Jersey had enacted statutes providing that the two States “covenant and agree with each other and with the holders of any affected bonds” that until certain Port Authority bonds were repaid, “neither the States nor the port authority nor any subsidiary corporation” would apply any revenues “pledged in whole or in part as security for such bonds” to any passenger railroad purpose, except in limited circumstances. 431 U.S. at 9-10. The purpose of the pledge was to maintain investor confidence in bonds issued by the Port Authority when the authority was taking on a mass transit passenger railroad service that was not self-sustaining. See id. at 9. Several series of bonds were issued after the pledge was made. Id. at 18. Over a decade later, both States retroactively repealed the covenant, allowing the Port Authority to raise and use revenue that would otherwise be pledged to the bondholders to finance mass transit systems instead. Id. at 14.

Although the States did not contest the existence of a contract, the Supreme Court examined the issue and concluded that it had “no doubt that the 1962 covenant has been properly characterized as a contractual obligation of the two States.” United States Trust, 431 U.S. at 18. First, the “intent to make a contract is clear from the statutory language: ‘The 2 States covenant and agree with each other and with the holders of any affected bonds.’” Id. The language of the Ohio Pledge is quite similar: Ohio “pledges to and agrees with the bondholders.” The plain text of the Ohio Pledge thus manifests the State of Ohio’s intent to make a contract.

Second, the Supreme Court considered the circumstances surrounding the potential contract’s adoption and, in particular, whether its purpose appears to be “to invoke the constitutional protection of the Contract Clause as security against repeal,” and for the State to “receive[  ] the benefit [it] bargained for: public marketability of [the] bonds.” United States Trust, 431 U.S. at 18. The Ohio Pledge’s enactment likewise “evince[s] a legislative intent to create private rights of a contractual nature enforceable against the State.” Id. at 17 n.14. Although the bonds at issue in United States Trust differ from the Phase-In-Recovery Bonds in that they were issued by a governmental entity (the Port Authority), rather than a private entity, this distinction does not appear to affect the nature of the relationship created by the Ohio

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Pledge. Here, just as much as in United States Trust, the purpose of the pledge was to constrain action by the State in order to improve the marketability of bonds issued by a separate entity that were not the public debt of the State. Compare id. at 5 n.5 (noting that the Port Authority was barred from pledging the credit of either State), with Ohio Rev. Code § 4928.2314 (Phase-In-Recovery Bonds “shall not constitute a debt or a pledge of the faith and credit or taxing power of this state[.]”). And although the Phase-In-Recovery Bonds are issued by private entities, the State of Ohio directly controls the issuance of Phase-In-Recovery Bonds, which may be issued only with the permission of and on the terms established by the PUCO and consistent with the Statute. See Ohio Rev. Code § 4928.232. Accordingly, it appears likely that a court would conclude that the Ohio Pledge creates a contractual obligation of the State to “the bondholders, any assignee, and any financing parties.” Ohio Rev. Code § 4928.2315(A).

The certificateholders are not themselves express parties to the contract between the State of Ohio and “the bondholders, any assignee, and any financing parties,” as those terms are defined in the Statute. See Ohio Rev. Code § 4928.2315(A). The Trust, however is a bondholder, and thus the Certificate Trustee could sue to protect the contractual obligation between the State of Ohio and the bondholders from impairment. It is an open question whether the certificateholders, independently of the Certificate Trustee, would be able to assert a claim under the Contract Clause as third-party beneficiaries of the Ohio Pledge. In United State Trust, the Supreme Court noted, but did not resolve, the question of whether bondholders who were not parties to the state covenant in that case had standing to sue as “third-party beneficiaries of the covenant” because “they were indirectly protected” by it. 431 U.S. at 18 n.15. The Supreme Court did not need to resolve that question because there were contractual parties in the suit, which sufficed for standing. Id. Courts of appeals have allowed clear third-party beneficiaries to make claims based on the Contract Clause. See, e.g., Whirlpool Corp. v. Ritter, 929 F.2d 1318, 1322-1323 (8th Cir. 1991) (upholding Contract Clause claim by life insurance beneficiary that retroactive application of state statute revoking certain beneficiary designations upon divorce impaired life insurance contract); Stillman v. Teachers Ins. & Annuity Ass’n College Retirement Equities Fund, 343 F.3d 1311, 1321-23 (10th Cir. 2003) (rejecting Contract Clause claim by annuity beneficiary on the merits).

B.	Impairment Of The Contractual Relationship

Once a binding contractual relationship is established, the remaining two parts of the threshold inquiry are “whether a change in law impairs that contractual relationship, and whether the impairment is substantial.” General Motors Corp., 503 U.S. at 186. The “severity of an impairment can be measured by the factors that reflect the high value the Framers placed on the protection of private contracts,” chiefly reliance and reasonable expectations. Allied Structural Steel Co., 438 U.S. at 245; see also United States Trust, 431 U.S. at 19 n.17 (impairment involves “a more particularized inquiry into the legitimate expectations of the contracting

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parties”). The Supreme Court has thus denoted impairments substantial when a change in state law retroactively changed a company’s contract obligations “in an area where the element of reliance was vital—the funding of a pension plan.” Id. at 246. Imposing “a completely unexpected liability in potentially disabling amounts” by “nullif[ying] express terms of [a] company’s contractual obligations” constituted substantial impairment. Id. at 247. On the other hand, where “the parties are operating in a heavily regulated industry” and state authority to regulate prices “is well established” (even if previously unexercised), a contracting party’s “reasonable expectations [were] not impaired” by state legislation regulating certain prices. Energy Reserves Group, Inc., 459 U.S. at 413, 416.

The severity of the impairment also depends upon the importance of the impaired provision to the contract as a whole. See City of El Paso v. Simmons, 379 U.S. 497, 514 (1965) (considering whether the impaired provision was “the central undertaking of the seller” or “the primary consideration for the buyer’s undertaking”). Where States had specifically made a pledge that was “an important security provision” for a bond, however, and then “outright repeal[ed]” the pledge and “totally eliminated” that security provision, the Supreme Court has found substantial impairment. United States Trust, 431 U.S. at 19; see also W.B. Worthen Co. v. Kavanaugh, 295 U.S. 56, 62 (1935) (finding substantial impairment where multiple changes to municipal bondholders’ remedies for nonpayment of property assessments constituted “destruction of nearly all of the incidents that give attractiveness and value to collateral security”).

As the foregoing principles indicate, the determination of whether particular legislation constitutes a substantial impairment is a fact-specific analysis. Nothing in this letter expresses any opinion as to how a court would resolve the issue of “substantial impairment” with respect to the Phase-In-Recovery Bonds vis-a-vis any particular legislative action as that question would necessarily turn upon the precise content of any future legislation. Therefore, we have assumed for purposes of this letter’s analysis that any impairment resulting from legislation challenged under the Contract Clause would be substantial.

C.	The Reserved Powers Doctrine

In cases involving contracts with States, there is an additional component to the threshold inquiry. Even when a statute evinces the intent to create a contract, the “reserved powers” doctrine constrains the State’s authority “to enter into an agreement that limits its power to act in the future.” United States Trust, 431 U.S. at 23. The Contract Clause “does not require a State to adhere to a contract that surrenders an essential attribute of its sovereignty.” Id. Early decisions under the Contract Clause “relied on distinctions among the various powers of the State” in determining whether a contract was unenforceable for surrendering an essential attribute of sovereignty. Id. at 24. It has thus long been settled that “the legislature cannot

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bargain away the police power of a State.” Stone v. Mississippi, 101 U.S. 814, 817 (1880) (upholding the outlawing of lotteries after granting a long-term charter to operate a lottery). Likewise, the State cannot contract away the power of eminent domain. West River Bridge Co. v. Dix, 47 U.S. (6 How.) 507, 525-526 (1848). But “the power to enter into effective financial contracts cannot be questioned.” United States Trust, 431 U.S. at 24. Thus, even though any financial obligation “could be regarded in theory as a relinquishment of the State’s spending power” or “taxing power,” the States “are bound by their debt contracts.” Id.

In United States Trust, the Court held that a state pledge that protected the security for bonds issued by a separate governmental entity was “a financial obligation” that did not “fall within the reserved powers that cannot be contracted away.” 431 U.S. at 24-25. The Court cautioned, however, that “[n]ot every security provision … is necessarily financial,” giving the example of a revenue bond “secured by the State’s promise to continue operating the facility in question,” which could “not validly be construed to bind the State never to close the facility for health or safety reasons.” Id. at 25.

Under that precedent, it appears that the Ohio Pledge does not tread upon any reserved powers of the State of Ohio. The Ohio Pledge does not purport to contract away the State of Ohio’s power of eminent domain or otherwise restrict the State’s ability to legislate for the public welfare or to exercise its police powers. Although the underlying financial obligation on the Phase-In-Recovery Bonds belongs to private entities rather than a governmental entity, as in United States Trust, the Ohio Pledge is nonetheless an undertaking not to impair the financial security for the State-approved Phase-In-Recovery Bonds. The Ohio Pledge, in fact, is intended to induce investment in the Phase-In-Recovery Bonds, as reflected in the State of Ohio’s explicit authorization to include its pledge in the Bonds and associated marketing documents. The State of Ohio did so in order to secure a financial benefit to the State—marketability of the bonds with concomitant expected cost savings to Ohio electric consumers. As such, we believe that the Ohio Pledge is akin to the type of “financial contract” involved in United States Trust and, accordingly, the contractual obligation created by the Ohio Pledge would meet the threshold requirement of enforceability under the Contract Clause.

D.	The State’s Burden to Justify a Substantial Impairment

If the (potential) governmental action in contravention of the Ohio Pledge “constitutes a substantial impairment, the State, in justification must have a significant and legitimate public purpose behind the regulation.” Energy Reserves, 459 U.S. at 411. “Once a legitimate public purpose has been identified, the next inquiry is whether the adjustment of ‘the rights and responsibilities of contracting parties [is based] upon reasonable conditions and [is] of a character appropriate to the public purpose justifying [the legislation’s] adoption.’” Id. (quoting United States Trust, 431 U.S. at 22; alteration in original). When the State is not a contracting

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party, then “courts properly defer to legislative judgment as to the necessity and reasonableness of a particular measure.” United States Trust, 431 U.S. at 22-23. But “complete deference to a legislative assessment of reasonableness is not appropriate” when the State abrogates its own contracts and “the State’s self-interest is at stake.” Id. at 26.

In United States Trust, the State repealed a state statute protecting the revenues pledged as security for bonds from being used to finance certain mass transit operations. 431 U.S. at 10. As justification for the repeal, New Jersey asserted the public purposes of mass transportation, energy conservation, and environmental protection, or, more specifically, “encouraging users of private automobiles to shift to public transportation.” Id. at 28-29. The Supreme Court did not doubt the legitimacy of this public purpose, but held that repealing the pledge to bondholders was neither “necessary to achievement of the plan nor reasonable in light of the circumstances.” Id. at 29. First, “a less drastic modification” than repeal of the state pledge “would have permitted the contemplated plan without entirely removing the covenant’s limitations” on the use of revenues to subsidize commuter railroads. Id. at 30. Second, the States could “have adopted alternative means of achieving their twin goals of discouraging automobile use and improving mass transit” without “modifying the covenant at all.” Id. at 30. Accordingly, under United States Trust, at least where a State financial obligation is involved, there is solid precedent for not allowing a State to break its agreements when there are reasonable alternative means to accomplish the same public policy end.

The fact that the Supreme Court construed the state pledge at issue in United States Trust as a financial obligation of the State was important to its analysis. See, e.g., 431 U.S. at 29 (“[A] State cannot refuse to meet its legitimate financial obligations simply because it would prefer to spend the money to promote the public good rather than the private welfare of its creditors.”). The Supreme Court noted that alteration of a public bond contract had only been sustained once in the Twentieth Century, in Faitoute Iron & Steel Co. v. City of Asbury Park, 316 U.S. 502 (1942). 431 U.S. at 27; see also Energy Reserves, 459 U.S. at 412 n.14 (“In almost every case, the Court has held a governmental unit to its contractual obligation when it enters financial or other markets.”). In Faitoute, however, the contract abrogation—through a municipal bankruptcy statute—provided the bondholders with new bonds that were worth something, when the previous bonds “represented only theoretical rights” because, “as a practical matter the city could not raise its taxes enough to pay off its creditors under the old contract terms.” United States Trust, 431 U.S. at 28. Thus, in Faitoute, the contract alteration was “adopted with the purpose and effect of protecting the creditors,” whereas the abrogation of the state pledge at issue in United States Trust was not. Id. In addition, the Supreme Court in United States Trust noted that the public purpose to be served by repealing the state pledge—mass transit—was known at the time the covenant was adopted, making its later repeal unreasonable. Id. at 31. Where, on the other hand, a statutory scheme resulted in “unforeseen advantages or burdens on a contracting party,” the Supreme Court held it was reasonable and constitutional for a State to

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amend the statute to “restrict a party to those gains reasonably to be expected from the contract.” City of El Paso v. Simmons, 379 U.S. 497, 515 (1965) (upholding amendment to state law to limit the period of time in which a purchaser of state land who forfeited his purchase contract could reinstate his right to the land). Accordingly, if a court were to view the Ohio Pledge as a financial obligation of the State of Ohio, it is more likely to find an abrogation of the Pledge unconstitutional. It could sustain the abrogation only if there were no other, less-drastic means of accomplishing an unforeseen legitimate public purpose, or the abrogation could be said to promote the interests of the Phase-In-Recovery Bondholders themselves.

Unlike the Port Authority bonds at issue in United States Trust, however, the Phase-In-Recovery Bonds do not represent the debt of any public entity. It thus is conceivable that a court would not apply the same degree of scrutiny to governmental action as it did in United States Trust and, instead, would defer to legislative judgments regarding the reasonableness and necessity of contract abrogation, or apply some intermediate degree of scrutiny given the State of Ohio’s status as a contracting party. Even so, case law indicates that the State of Ohio would have to establish that any substantial impairment is necessary and reasonably tailored to address a significant and broad public purpose. Spannaus, 438 U.S. at 248-249 (holding legislative imposition of pension obligations was invalid under the Contract Clause where there was “no showing in the record … that this severe disruption of contractual expectations was necessary to meet an important general social problem,” and the law had “an extremely narrow focus” and “can hardly be characterized … as one enacted to protect a broad societal interest rather than a narrow class”). In most cases involving the abrogation of purely private contracts, however, the legislative judgment regarding the need to impair contracts has largely passed constitutional muster. See, e.g., Keystone Bituminous Coal Ass’n v. DeBenedictis, 480 U.S. 470, 505-506 (1987) (upholding law imposing liability on miners for subsidence damage even where surface owners had waived damages because the State ‘has a strong public interest in preventing this type of harm, the environmental effect of which transcends any private agreement” and the Supreme Court would not “second-guess the [State’s] determinations that” imposing liability was “the most appropriate way[  ] of dealing with the problem”); Blaisdell, 290 U.S. at 444-446 (upholding law impairing mortgage contracts during the Depression because an emergency existed in the State, the legislation was for “the protection of a basic interest of society” rather than “for the mere advantage of particular individuals,” and the conditions under which impairment occurred were not unreasonable).

E.	Injunctive Relief

A “preliminary injunction is an extraordinary remedy never awarded as of right.” Winter v. Natural Res. Defense Council, 555 U.S. 7, 24 (2008). Accordingly, a plaintiff seeking a preliminary injunction must establish four factors: “that he is likely to succeed on the merits, that he is likely to suffer irreparable harm in the absence of preliminary relief, that the balance of

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equities tips in his favor, and that an injunction is in the public interest.” Id. at 20. To meet the “irreparable harm” factor, a plaintiff must be able to show that his injury “is not fully compensable by monetary damages.” Certified Restoration Dry Cleaning Network, L.L.C. v. Tenke Corp., 511 F.3d 535, 550 (6th Cir. 2007). But “an injury is not fully compensable by money damages if the nature of the plaintiff’s loss would make damages difficult to calculate,” Basicomputer Corp. v. Scott, 973 F.2d 507, 511 (6th Cir. 1992). Depending on the nature of any act by the State of Ohio in contravention of the Ohio Pledge, the impact on the Phase-In-Recovery Property or the Phase-In-Recovery Bonds may be difficult to calculate. See United States Trust, 431 U.S. at 19 (“[N]o one can be sure precisely how much financial loss the bondholders suffered” from repeal of state pledge.). In addition, an injury is not compensable by damages, and thus injunctive relief may be available, if sovereign immunity would preclude a suit for damages. See New Jersey Retail Merchants Ass’n v. Sidamon-Eristoff, 669 F.3d 374, 388 (3d Cir. 2012) (upholding preliminary injunction in Contract Clause case where, in the absence of injunction, merchants would have to pay money to the State that could not later be recovered due to sovereign immunity).

The decision whether to grant a preliminary injunction rests within the discretion of the district court and, in the Sixth Circuit, the appellate court “will reverse a district court’s weighing and balancing of the equities only in the rarest of circumstances.” Mascio v. Public Employees Ret. Sys. of Ohio, 160 F.3d 310, 313 (6th Cir. 1998) (upholding grant of preliminary injunction in Contract Clause case involving impairment of vested pension benefits).

A federal court would apply substantially the same factors in determining whether to grant a permanent injunction, except that the plaintiff must show “actual success” rather than “a likelihood of success on the merits.” Amoco Production Co. v. Village of Gambell, 480 U.S. 531, 546 n.12 (1987). A permanent injunction, too, “is a matter of equitable discretion” and “does not follow from success on the merits as a matter of course.” Winter, 555 U.S. at 32. We note that, to the extent any impairment also constitutes a taking (see discussion below), the availability of a suit for just compensation would constitute an adequate remedy at law rendering equitable relief unavailable to enjoin the taking. Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1016 (1984).

CONTRACT CLAUSE OPINION

While there is no case law addressing the application of the United States Contract Clause specifically to the Statute at issue here, we have considered existing case law concerning the application of the Contract Clause to, inter alia, legislation which reduces or eliminates public charges or other sources of revenues which support bonds, or which otherwise reduces or eliminates the security for bonds. Based upon our review of relevant judicial authority, as discussed in this opinion, but subject to the qualifications, limitations and assumptions set forth

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herein (including the important assumption that any impairment would be “substantial”), it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case:

(i)	would conclude that the Ohio Pledge constitutes a contractual relationship between the State of Ohio and the bondholders;

(ii)	would conclude, absent a demonstration that a substantial impairment of that contract was reasonable and necessary to further a significant and legitimate public purpose, that the bondholders (including initially the Certificate Trustee), or the Bond Trustee on their behalf, and the Certificate Trustee (as holder of the bonds on behalf of the certificateholders) could successfully challenge under the federal Contract Clause the constitutionality of any law subsequently enacted, whether by legislation or by voter initiative, to reduce, alter or impair the value or the Phase-In-Recovery Property so as to cause a substantial impairment prior to the time that the Phase-In-Recovery Bonds are fully paid and discharged; and

(iii)	although sound and substantial arguments might support the granting of preliminary and permanent injunctive relief to prevent implementation of any law determined to limit, alter, impair or reduce the value of the Phase-In-Recovery Property in violation of the Contract Clause, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed herein.

DISCUSSION OF THE TAKINGS CLAUSE

The Takings Clause of the Fifth Amendment to the United States Constitution provides that “private property” shall not “be taken for public use, without just compensation.” U.S. Const. Amend. V. The prohibition applies to the States through incorporation in the Fourteenth Amendment. Webb’s Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S. 155, 160 (1980).

A court analyzing a Takings Clause claim to governmental action impairing the Phase-In-Recovery Bonds or their security would likely proceed in three steps. First, do the bondholders have a relevant “property interest protected by the Fifth Amendment’s Taking Clause”? Ruckelshaus, 467 U.S. at 1000-1001. Second, does the State of Ohio’s act in contravention of the Ohio Pledge constitute a taking? Id. Third, is the taking for public use and is there just compensation? Id.

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A.	Existence Of A Cognizable Property Interest

The threshold inquiry in a Takings Clause analysis would be whether the bondholders have a property interest cognizable under the Takings Clause. Property interests “are not created by the Constitution. Rather, they are created and their dimensions are defined by existing rules or understandings that stem from an independent source such as state law.” Webb’s Fabulous Pharmacies, 449 U.S. at 161. The Supreme Court has recognized that intangible property rights recognized by state law are protected by the Takings Clause. See, e.g., Ruckelshaus, 467 U.S. at 1003 (trade secrets); Armstrong v. United States, 364 U.S. 40, 44, 46 (1960) (materialman’s lien); Louisville Joint Stock Land Bank v. Radford, 295 U.S. 555, 596-602 (1935) (real estate lien). Contracts are also property interests protected by the Takings Clause. United States Trust, 431 U.S. at 19 n.16 (“Contract rights are a form of property and as such may be taken for a public purpose provided that just compensation is paid.”); see also Lynch v. United States, 292 U.S. 571, 579 (1934) (repeal of statute providing for vested life insurance contract benefits violated the Fifth Amendment). In holding that trade secrets were a property interest protected by the Takings Clause, the Supreme Court noted that trade secrets “have many of the characteristics of more tangible forms of property,” including that a trade secret is “assignable,” “can form the res of a trust,” and “passes to a trustee in bankruptcy.” Ruckelshaus, 467 U.S. at 1002.

A court would likely undertake a similar analysis of the Phase-In-Recovery Property, the Phase-In-Recovery Bonds, and the Trust Certificates, and reach the conclusion that the bondholders have property interests protected by the Takings Clause. First, the Phase-In-Recovery Bonds and the Trust Certificates themselves are a form of intangible property with the characteristics addressed in Ruckelshaus. In addition, the Phase-In-Recovery Property that secures the bonds, and indirectly secures the Trust Certificates, is plainly property under Ohio law. See Ohio Rev. Code § 4928.234. Finally, for the bondholders, the dicta in United States Trust regarding the Takings Clause indicates that the bondholders’ contract with the State of Ohio—which is a security provision for the Phase-In-Recovery Bonds—is itself a property right protected by the Takings Clause. 431 U.S. at 19 n.16 (“Contract rights are a form of property and as such may be taken for a public purpose provided that just compensation is paid.”). The nature of the challenged act—which could include, inter alia, repealing the Ohio Pledge, invalidating or substantially altering the imposition of the Phase-In-Recovery Charges, or retroactively repealing the regulatory scheme for creating Phase-In-Recovery Property—would affect which particular property interest was taken for purposes of the Takings Clause.

B.	Circumstances In Which An Act Contrary To The Ohio Pledge Would Effect A Taking

If a cognizable property interest exists, the next step in the Takings Analysis would be to determine if the state act constitutes a “taking.” This is a complicated inquiry that involves first characterizing the nature of the potential taking as a “physical” or “regulatory” taking. Tahoe-

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Sierra Preservation Council, Inc. v. Tahoe Regional Planning Agency, 535 US 302, 321 (2002) (“The text of the Fifth Amendment … provides a basis for drawing a distinction between physical takings and regulatory takings.”). If the state act constitutes a physical taking, then generally the government has “a categorical duty to compensate the former owner.” Id. at 322. When the act is more akin to a regulation “that prohibit[s] a property owner from making certain uses of her private property,” then the “regulatory” takings analysis applies, which is “characterized by essentially ad hoc, factual inquiries, designed to allow careful examination and weighing of all the relevant circumstances.” Id. at 321-322 (citations and internal quotation marks omitted).

1. Categorization of the Taking

A so-called “physical” taking occurs when the “government authorizes a physical occupation of property (or actually takes title).” Yee v. City of Escondido, 503 U.S. 519, 522 (1992). For physical takings, “the Takings Clause generally requires compensation.” Id. But “where the government merely regulates the use of property, compensation is required only if considerations such as the purpose of the regulation or the extent to which it deprives the owner of the economic use of the property suggest that the regulation has unfairly singled out the property owner to bear a burden that should be borne by the public as a whole.” Id. at 522-523. This latter category is known as a regulatory taking.

A government appropriation of intangible property, including financial interests, can constitute a “physical” taking. Brown v. Legal Foundation of Wash., 538 U.S. 216 (2003) (state law requiring that interest on lawyers’ trust fund accounts be transferred to State was akin to a physical taking). The dividing line between the two categories is “between acquisitions of property for public use, on the one hand, and regulations prohibiting private uses, on the other.” Tahoe-Sierra, 535 U.S. at 323. Whether any given act in contravention of the Ohio Pledge constitutes a physical or regulatory taking will depend upon a careful analysis of the specific characteristics of the state action at issue and its impact on the property interests at stake.

2. Regulatory Takings Analysis

If a regulation “completely deprive[s] an owner of ‘all economically beneficial us[e]’ of her property,” then it is subject to the same per se rule applicable to physical takings and “the government must pay just compensation for such ‘total regulatory takings.’” Lingle v. Chevron USA Inc., 544 U.S. 528, 538 (2005) (quoting Lucas v. South Carolina Coastal Council, 505 U.S. 1003, 1018, 1026 (1992)).

Anything short of a “total regulatory taking,” however, is “governed by the standards set forth in Penn Central Transp. Co. v. New York City, 438 U. S. 104 (1978).” Lingle, 544 U.S. at

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538. Although the Supreme Court in Penn Central eschewed any “set formula” for evaluating regulatory takings, it identified “several factors that have particular significance.” 438 U.S. at 124. Those three factors are: “the character of the governmental action,” the “economic impact of the regulation on the claimant,” and “the extent to which the regulation has interfered with distinct investment-backed expectations.” Id. The purpose of the test is to reveal “the magnitude or character of the burden a particular regulation imposes upon private property rights” and “how any regulatory burden is distributed among property owners” in order to identify regulations “whose effects are functionally comparable to government appropriation or invasion of private property.” Lingle, 544 U.S. at 542. Those factors were developed in the context of real property regulation, but have often been applied to cases involving intangible property. See Eastern Enters. v. Apfel, 524 U.S. 498, 523-524 (1998) (plurality) (applying Penn Central framework to financial obligation to fund health benefits); Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 224-225 (1986) (same for obligation to contribute to pension plan upon withdrawal); Ruckelshaus, 467 U.S. at 1005 (same for trade secrets)

The first factor—the character of the governmental action—focuses on the degree to which the government act is more like a physical taking, as opposed to “some public program adjusting the benefits and burdens of economic life to promote the common good.” Penn Central, 438 U.S. at 124. To the extent that the government act eliminates an entire type of property rights with respect to a piece of property, or all rights with respect to a divisible portion of property, this factor is more likely to weigh in favor of finding a taking. See Hodel v. Irving, 481 U.S. 704, 716 (1987) (finding government regulation abrogating authority to pass to heirs small undivided interests in land was a taking because the “character of the Government regulation … is extraordinary” and “destroyed one of the most essential sticks in the bundle of rights that are commonly characterized as property”). Where a regulation does not “permanently appropriate any of the [regulated party’s] assets for its own use,” this factor will weigh against finding a taking. Connolly, 475 U.S. at 225.

Under the first factor, the Supreme Court has also often considered the public purpose to be served by the state act, and the extent to which the costs of the act have been imposed on a small group. See, e.g., Keystone Bituminous Coal Ass’n v. DeBenedictis, 480 U.S. 470, 485 (1987) (finding no taking where, inter alia, state law precluding mining within a certain distance of a structure did “not merely involve a balancing of the private economic interests of coal companies against the private interests of the surface owners” but served “important public interests”); Eastern Enters., 524 U.S. at 537 (plurality) (finding a taking where, inter alia, the “nature of the governmental action” was “quite unusual” in that it “single[d] out certain employers to bear a burden that is substantial in amount” and unrelated to injury they caused); cf. United States v. Armstrong, 364 U.S. 40, 49 (1960) (“The Fifth Amendment’s guarantee that private property shall not be taken for a public use without just compensation was designed to bar Government from forcing some people alone to bear public burdens which, in all fairness and

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justice, should be borne by the public as a whole.”). The Supreme Court has abandoned, however, an independent purpose-based test for determining when a government act is a taking. Lingle, 544 U.S. at 548 (rejecting test that would find a taking if a regulation “‘does not substantially advance [a] legitimate state interes[t].’”) (quoting Agins v. Tiburon, 447 U.S. 255, 260 (1980)).

The second factor in a regulatory takings analysis is the severity of the economic impact. The assessment of economic impact “is not made in a vacuum,” but turns upon the proportionality between the impact and the regulated party’s responsibility for or relationship with the problem addressed by the regulation. Connolly, 475 U.S. at 225 (finding economic impact did not weigh in favor of a taking where liability imposed upon employers withdrawing from pension plans “directly depend[ed] on the relationship between the employer and the plan” and there were “a significant number of provisions in the Act that moderate and mitigate the economic impact”). Where the economic impact is “a considerable financial burden” that does not “reflect some ‘proportion[ality] to [the regulated party’s] experience with’” the government program at issue, it may weigh in favor of a taking. Apfel, 524 U.S. at 529, 530 (plurality) (quoting Concrete Pipe & Products of Cal., Inc. v. Construction Laborers Pension Trust for S. Cal., 508 U.S. 602, 645 (1993)) (first alteration in original). But the Supreme Court has found that, where coal mining companies did not show that the state regulation “made mining of certain coal commercially impracticable,” then they had “not shown any deprivation significant enough to satisfy the heavy burden placed upon one alleging a regulatory taking.” Keystone Bituminous Coal, 480 U.S. at 493. Furthermore, even severe economic impact, including total destruction of the property, may not constitute a taking, if the state act is taken in response to emergency conditions. See United States v. Caltex, 344 U.S. 149, 154 (1952) (recognizing common law principle that, “in times of imminent peril—such as when fire threatened a whole community—the sovereign could, with immunity, destroy the property of a few” in order to save the community, and thereby finding no compensation required for the destruction of oil facilities in advance of Japanese takeover of the Philippines).

The final factor is the regulation’s “interference with reasonable investment-backed expectations.” Ruckleshaus, 467 U.S. at 1005. An “explicit government guarantee” can “form[] the basis of a reasonable investment-backed expectation.” Ruckelshaus, 467 U.S. at 1011 (finding that federal statute’s assurance that the EPA was prohibited from publicly disclosing trade-secret information gave rise to a reasonable expectation that the EPA would not disclose that information, weighing in favor of disclosure constituting a taking). Far reaching and unexpected retroactivity can also substantially interfere with reasonable investment-backed expectations. Eastern Enters., 524 U.S. at 532 (plurality) (retroactive liability reaching back thirty to fifty years). On the other hand, in general, operation in a regulated field weighs against a reasonable expectation of non-interference by regulation. See, e.g., Connolly, 475 U.S. at 227 (finding no taking by imposition of liability for withdrawal from pension plan where “[p]rudent

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employers … had more than sufficient notice not only that pension plans were currently regulated, but also that withdrawal itself might trigger additional financial obligations”); Concrete Pipe, 508 U.S. at 645 (Those “who do business in the regulated field cannot object if the legislative scheme is buttressed by subsequent amendments to achieve the legislative end.”) (internal quotation marks omitted).

3. Application to the Phase-In-Recovery Bonds and Trust Certificates

To determine whether any act in contravention of the Ohio Pledge constituted a taking, the court would first have to determine whether the act was akin to a physical taking or otherwise deprived the bondholders of all economically beneficial or productive use of the Phase-In-Recovery Bonds or Phase-In-Recovery Property, or deprived the certificateholders of all economically beneficial use of the Trust Certificates. For example, if the State of Ohio eliminated Phase-In-Recovery Charges, or banned the use of Phase-In-Recovery Property for timely payments of principal and interest on the Phase-In-Recovery Bonds, then a court might conclude that such an act falls within the category of a per se taking that requires compensation. Although the effect on the certificateholders would be more indirect, they would suffer a deprivation to their intangible property interest as owners of fractional undivided beneficial interests in the Phase-In-Recovery Bonds of the same magnitude as the bondholders in those circumstances. But “the fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking.” Connolly, 475 US at 224.

If all economically beneficial or productive use of the Phase-In-Recovery Bonds or Trust Certificates were not denied, the court would undertake an ad hoc factual inquiry considering the Penn Central factors, which include: (1) the character of the government action, (2) the economic impact and severity of the regulation, and (3) the extent to which the regulation interfered with reasonable investment-backed expectations. While the character of any future act in contravention of the Ohio Pledge cannot be known at this time, absent a complete confiscation of the Phase-In-Recovery Bonds or complete destruction of the Phase-In-Recovery Property, it is likely that the court would apply the regulatory takings analysis. Regarding the economic impact, although the effect cannot be known at this time, any act that substantially impaired the security for payment of the Phase-In-Recovery Bonds, and thereby substantially impaired the security for payment of the Trust Certificates, would likely be found to have a severe economic impact on the bondholders and certificateholders, respectively. Moreover, it is likely that an act in contravention of the Ohio Pledge that prevented the timely payment of principal and interest on the Phase-In-Recovery Bonds would interfere with the bondholders’ and certificateholders reasonable investment-backed expectations. That is because payment of the Phase-In-Recovery Bonds, and ultimately the Trust Certificates, with the Phase-In-Recovery Property is the primary investment-backed expectation of the bondholders and certificateholders, respectively, and the Ohio Pledge itself makes that expectation reasonable because the Ohio Pledge guarantees, inter

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alia, that Ohio would not act to impair the value of the Phase-In-Recovery Property. See Ruckelshaus, 467 U.S. at 1011. The retroactivity of any such act, as applied to bonds issued prior to repeal or amendment of the Pledge, would reinforce the unfairness of interference with the bondholders’ and certificateholders’ investment-backed expectations. See Eastern Enters., 524 U.S. at 532 (plurality).

C.	Public Purpose And Just Compensation

Even if a state act in contravention of the Ohio Pledge constitutes a taking, the Takings Clause “does not prohibit the taking of private property, but instead places a condition on the exercise of that power.” First English Evangelical Lutheran Church v. County of Los Angeles, 482 U.S. 304, 314 (1987). The property may only be taken for a public purpose, but the Supreme Court has “defined that concept broadly, reflecting [its] longstanding policy of deference to legislative judgments in this field,” Kelo v. City of New London, 545 U.S. 469, 480 (2005), and stated it is “coterminous with the scope of a sovereign’s police powers,” Hawaii Housing Auth. v. Midkiff, 467 U.S. 229, 240 (1984). Adequate compensation must be paid, which is measured by the value of the property at the time of the taking. See United States v. 50 Acres of Land, 469 U.S. 24, 29 (1984) (just compensation based on value “at the time of the taking”); Kirby Forest Indus. v. United States, 467 U.S. 1, 10 (1984) (value is “the fair market value of the property on the date it is appropriated”). That fair market value includes interest. See Jacobs v. United States, 290 U.S. 13, 17–18 (1933).

TAKINGS CLAUSE OPINION

Based on our review of relevant judicial authority, as discussed in this opinion, but subject to the qualifications, limitations and assumptions set forth herein, it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State of Ohio would be required to pay just compensation to the holders of Phase-In-Recovery Bonds, or the holders of the Trust Certificates, if the State of Ohio took or permitted an act in contravention of the Ohio Pledge, after the Phase-In-Recovery Bonds are issued, but before they are fully paid, that materially affected a substantial property interest of such bondholders in the Phase-In-Recovery Bonds or the Phase-In-Recovery Property, and of the certificateholders in the Trust Certificates and as owners of beneficial interests in the Phase-In-Recovery Bonds, and the action: (i) constituted a permanent appropriation of that property interest or denied all economically beneficial or productive use of the Phase-In-Recovery Property; (ii) destroyed the Phase-In-Recovery Property, other than in response to so-called emergency conditions; or (iii) substantially reduced, altered or impaired the value of the Phase-In-Recovery Property in a manner that inflicts a severe economic impact on such bondholders or certificateholders and unduly interferes with their reasonable expectations. It must be noted, moreover, that takings of financial interests can be particularly difficult to establish in a manner that distinguishes them from constitutionally permissible economic regulation.

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Further, there can be no assurance that any award of compensation would be sufficient to pay the full amount of principal of and interest on the Phase-In-Recovery Bonds and therefore to satisfy in full the Trust Certificates. Moreover, because the availability of just compensation would constitute an adequate remedy at law, “[e]quitable relief is not available to enjoin an alleged taking of private property for a public use … when a suit for compensation can be brought against the sovereign subsequent to the taking.” Ruckelshaus, 467 U.S. at 1016.

* * *

We note that judicial analysis of issues relating to the Contract Clause and the Takings Clause has typically proceeded on a case-by-case basis and that a court’s determination, in most instances, is strongly influenced by the facts and circumstances of the particular case, many of which cannot be known or reasonably predicted at this time. We further note that there are no reported, controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply those principles. We cannot predict the facts and circumstances that will be present in the future and may be relevant to the exercise of such discretion. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions that we believe current judicial precedent supports. None of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold. Rather, each such opinion is only an expression as to the decision a court ought to reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the Transaction.

The opinions set forth above are given as of the date hereof and we disavow any undertakings or obligations to advise you of any changes in the law (whether constitutional, statutory, regulatory or judicial) which may hereafter occur or any facts or circumstances that may hereafter occur or come to our attention that could affect such opinions.

This opinion is solely for your benefit in connection with the Transaction and may not be relied upon, used or circulated by, quoted, or otherwise referred to by, nor may copies hereof be delivered to, any other person without our prior written approval.

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We hereby consent to the filing of this letter as an exhibit to the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2013, as amended by Amendment No. 1 thereto, dated May 7, 2013, Amendment No. 2 thereto, dated May 24, 2013 and Amendment No. 3 thereto, dated June 4, 2013 (the “Registration Statement”), and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the related rules and regulations of the Commission.

Very truly yours,

***DRAFT***

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I

CEI Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

The Cleveland Electric Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

OE Funding LLC

c/o First Energy Corp.

76 South Main Street

Akron, OH 44308

Ohio Edison Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

TE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

The Toledo Edison Company

c/o First Energy Corp.

76 South Main Street

Akron, OH 44308

FirstEnergy Ohio PIRB Special Purpose Trust 2013

c/o U.S. Bank Trust National Association

190 S. LaSalle Street, 7 Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013

Fitch, Inc.

One State Street Plaza

New York, NY 10004

Attention: ABS Surveillance

I-1

Moody’s Investors Service, Inc.

7 World Trade Center at

250 Greenwich Street, 24th Floor

New York, NY 10007

Attention: ABS/RMBS Monitoring Department

Standard & Poor’s Ratings Services

55 Water Street

New York, NY 10041

Attention: Structured Credit Surveillance

As Representatives of the Underwriters named in Schedule I to the Underwriting Agreement:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

U.S. Bank National Association, as Bond Trustee

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

U.S. Bank National Association, as Certificate Trustee

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

I-2